TYPE: EX-99
SEQUENCE:
The Emerging Germany Fund Inc.
Form N-SAR
For Period Ending 12/31/98
File Number (c) 811-6038
Attachment Per Item 77
Sub-Item 77Q.2.
Information Called for by Item 405 of Regulation S-K
Section 30(h) Beneficial Ownership Reporting Compliance


Section 30(h) of the Investment
Company Act of 1940 requires the
Company's officers, directors and
investment advisers, the affiliated
persons of such investment advisers,
and the beneficial owners of more
than ten percent of the Company's
Capital Stock to file initial reports of ownership and reports of changes in ownership of the Company's capital stock with the Securities and
Exchange Commission and the
American Stock Exchange, and to
provide copies of such reports to the
Company.
Based solely on a review of the
copies of such reports received by it
and of written representations by
reporting persons that no additional
reports are due, the Company
believes that all Section 30(h) filing
requirements for 1998 were satisfied,
except as follows:
Dresdner RCM Global Investors US
Holdings LLC, which owns 100% of
Dresdner RCM Global Investors LLC,
the Company's investment manager,
failed to file on a timely basis an initial report of ownership on Form 3. This information was subsequently reported, as required, on Form 5 on February 12, 1999.



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